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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 2004, except for Note 15, as to which the date is March 5, 2004, with respect to the financial statements of Station Casinos, Inc. and Subsidiaries incorporated by reference in the Registration Statement on Form S-4 and related Prospectus of Station Casinos, Inc. for the registration of $450,000,000 of 6% Senior Notes due 2012, $450,000,000 of 6 1/2% Senior Subordinated Notes due 2014, $350,000,000 of 6 7/8% Senior Subordinated Notes due 2016.

/s/ Ernst & Young LLP

Las Vegas, Nevada
April 7, 2004

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CONSENT OF INDEPENDENT AUDITORS